As filed with the Securities and Exchange Commission on August 10, 2021
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CIRCOR INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3477276
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
30 Corporate Drive, Suite 200 Burlington, MA	01803-4238
(Address of Principal Executive Offices)	(Zip Code)

2019 Stock Option and Incentive Plan, as amended
(Full Title of the Plan)

Abhishek Khandelwal
Senior Vice President and Chief Financial Officer
CIRCOR International, Inc.
30 Corporate Drive, Suite 200
Burlington, MA 01803-4238
(Name and Address of Agent For Service)
(781) 270-1200
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer," “smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒	Emerging growth company	☐
Non-accelerated filer	☐	Smaller reporting company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    Yes  ☐    No  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share (the “Common Stock”)	1,000,000 shares(2)	$30.00(3)	$30,000,000(3)	$3,273.00(3)
(1)    In accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)    Consists of 1,000,000 shares issuable under the 2019 Stock Option and Incentive Plan, as amended.
(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 5, 2021.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an additional 1,000,000 shares of Common Stock, $0.01 par value per share, of CIRCOR International, Inc. (the “Registrant”) issuable under the Registrant’s 2019 Stock Option and Incentive Plan, as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-231466, filed by the Registrant with the Securities and Exchange Commission on May 14, 2019, relating to the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended
4.2(2)	Third Amended and Restated By-Laws of the Registrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1(3)	2019 Stock Option and Incentive Plan, as amended
____________
(1)    Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Form 10-Q filed on May 12, 2021 (File No. 001-14962) and incorporated herein by reference.
(2)    Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Form 10-Q filed on May 12, 2021 (File No. 001-14962) and incorporated herein by reference.
(3)    Previously filed with the Securities and Exchange Commission as Exhibit B to the Registrant’s Proxy Statement filed on April 13, 2021 (File No. 001-14962) and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Massachusetts, on this 10th day of August 2021.
CIRCOR INTERNATIONAL, INC.

By:     /s/ Scott A. Buckhout
Scott A. Buckhout
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of CIRCOR International, Inc., hereby severally constitute and appoint Scott A. Buckhout, Abhishek Khandelwal and Amit Goel, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable CIRCOR International, Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Scott A. Buckhout Scott A. Buckhout	President and Chief Executive Officer, and Director (Principal Executive Officer)	August 10, 2021
/s/ Abhishek Khandelwal Abhishek Khandelwal	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	August 10, 2021
/s/ Amit Goel Amit Goel	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 10, 2021
/s/ David F. Dietz David F. Dietz	Director	August 10, 2021

/s/ Samuel R. Chapin Samuel R. Chapin	Director	August 10, 2021
/s/ Tina M. Donikowski Tina M. Donikowski	Director	August 10, 2021
/s/ Helmuth Ludwig Helmuth Ludwig	Director	August 10, 2021
/s/ John A. O'Donnell John A. O'Donnell	Director	August 10, 2021
/s/ Bruce M. Lisman Bruce M. Lisman	Director	August 10, 2021
/s/ Jill D. Smith Jill D. Smith	Director	August 10, 2021